UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2026
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STRIVE, INC.
(Exact name of Registrant as Specified in Its Charter)
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Nevada	001-41612	88-1293236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Ct., Suite 1400, Dallas, Texas 75201
(Address of principal executive offices and zip code)
Registrant’s Telephone Number, Including Area Code: (855) 427-7360
(Former Name or Former Address, if Changed Since Last Report)
_________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	ASST	The Nasdaq Stock Market LLC
Variable Rate Series A Perpetual Preferred Stock, $0.001 par value per share	SATA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.
The information set forth in Item 5.03 of this report is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws.
Additional SATA Investor Protection, Business Day Amendment
Strive, Inc. ("Strive" or the "Company") has filed with the Nevada Secretary of State a certificate of amendment (the “Amendment”) to the Amended and Restated Certificate of Designation (the “Amended and Restated SATA Certificate of Designation”) relating to its Variable Rate Series A Perpetual Preferred Stock ("SATA") to establish a minimum sale price of $100.00 per share (before taking into account any underwriting or sales discounts or commissions, fees or expenses) for all future sales of SATA by the Company.
This provision of the Amendment is intended to formalize the Company's previously announced policy of not issuing SATA below $100.00 per share by establishing such policy as a binding restriction under SATA's governing documents. The Company believes this additional investor protection further strengthens SATA's structural protections and reinforces the Company’s commitment to disciplined capital allocation.
In addition, the Amendment amended and restated the definition of “Business Day” to no longer exclude Saturday or Sunday, provided that such days do not fall on any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed, any day that is not a trading day, or any day that the depositary is closed for business or providing limited settlement services.
The Company has revised such definition in order to provide for daily dividends on Saturday and Sunday to the extent that the Federal Reserve Bank of New York, The Nasdaq Stock Exchange and The Depository Trust Company permit for such activities in the future. The Company does not anticipate any change to its near-term dividend cadence as a result of this amendment.
Except as summarized above, the material terms of the Amended and Restated SATA Certificate of Designation otherwise remain unchanged.
The above description of the terms of the Amendment is a summary and is not complete. A copy of the Amendment is filed as Exhibit 3.1 to this Current Report, and the above summary is qualified by reference to the terms of the Amendment, which is incorporated herein by reference. The above summary and the Amendment supplement, update and are incorporated by reference into the Company's prospectus supplements filed with the Securities and Exchange Commission on December 9, 2025 and September 15, 2025, each as further amended as of the date hereof, under its existing automatic shelf registration statement, which became effective on September 15, 2025 (File No. 333-290252), and the base prospectus contained therein.

Item 8.01. Other Events.
Dividend Rate on SATA
On October 13, 2026, the Company announced that its board of directors maintained the regular dividend rate per annum on SATA at 13.00%, effective for periods commencing on or after November 1, 2026.
Cash Dividend Declaration
Strive also announced that its board of directors declared daily cash dividends of $0.0571 (or $1.0849 in the aggregate for the full monthly period) per share of SATA for each business day for the period from November 1, 2026 through November 30, 2026, as listed in the table below (19 business days in the aggregate), which represents a per annum dividend rate of 13.00% on SATA. Daily payments will be made to stockholders of record of SATA at the close of business on the immediately preceding business day.

Payment date	Record date	Dividend
November 2, 2026	October 30, 2026	$0.0571
November 3, 2026	November 2, 2026	$0.0571
November 4, 2026	November 3, 2026	$0.0571
November 5, 2026	November 4, 2026	$0.0571
November 6, 2026	November 5, 2026	$0.0571
November 9, 2026	November 6, 2026	$0.0571
November 10, 2026	November 9, 2026	$0.0571
November 12, 2026	November 10, 2026	$0.0571
November 13, 2026	November 12, 2026	$0.0571
November 16, 2026	November 13, 2026	$0.0571
November 17, 2026	November 16, 2026	$0.0571
November 18, 2026	November 17, 2026	$0.0571
November 19, 2026	November 18, 2026	$0.0571
November 20, 2026	November 19, 2026	$0.0571
November 23, 2026	November 20, 2026	$0.0571
November 24, 2026	November 23, 2026	$0.0571
November 25, 2026	November 24, 2026	$0.0571
November 27, 2026	November 25, 2026	$0.0571
November 30, 2026	November 27, 2026	$0.0571
ROC Dividend Guidance
From a U.S. federal income tax perspective, to the extent distributions on SATA are not treated as being made out of the Company's accumulated or current earnings and profits, they will be treated generally as tax-deferred recovery of capital to the extent of the investor’s tax basis (in the case of a U.S. investor) and will be treated as exempt from U.S. dividend withholding tax (in the case of a non-U.S. investor). The Company does not have any accumulated earnings and profits, and does not expect to generate current earnings and profits in the current year or the foreseeable future.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Designation relating to the Variable Rate Series A Perpetual Preferred Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strive, Inc.

Date:	October 13, 2026	By:	/s/ Matthew Cole
Matthew Cole
Chief Executive Officer